UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 7, 2017

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive

Menlo Park, CA 94025

(Address of principal executive offices, including zip code)

(650) 272-6269

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2017, the Board of Directors (the “Board”) of Adverum Biotechnologies, Inc., upon the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the size of the Board to eight members and appointed Eric G. Carter, M.D., Ph.D. to the Board to fill the newly created directorship, effective immediately. Dr. Carter will serve as a Class I director of Adverum, to hold office until Adverum’s 2018 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. The Board has determined that Dr. Carter satisfies the applicable independence requirements of the NASDAQ Listing Rules.

Dr. Carter was also appointed to the compensation committee and the nominating and corporate governance committee of the Board. The Board has determined that Dr. Carter satisfies all applicable requirements to serve on such committees.

Dr. Carter, age 65, is a pharmaceutical industry executive with over 20 years of global research and development experience in multiple therapeutic areas. Most recently, Dr. Carter served as senior vice president, chief medical officer, and global head of clinical and non-clinical development of Allergan from 2011 through a period of significant growth until its acquisition by Actavis Pharmaceuticals in 2015. Prior to Allergan, Dr. Carter served as chief scientific officer, head of research and development, and chief medical officer of King Pharmaceuticals from 2007 until the company was acquired by Pfizer in 2011. From 2001 to 2007, he worked for GlaxoSmithKline in positions of increasing responsibility within the global clinical development and medical affairs areas. After serving in academia at the University of North Carolina School of Medicine, the UCLA Fielding School of Public Health, and the University of California at Berkeley, Dr. Carter began his pharmaceutical career at Pharmacia in 1993. He earned a B.Sc. in Biochemistry from the University of London, a Ph.D. in Biochemistry from the University of Cambridge, and an M.D. from the University of Miami School of Medicine. Dr. Carter currently serves as the chairman of the scientific advisory board at Bioniz Therapeutics.

On the date of his appointment to the Board, Dr. Carter was granted initial equity awards consisting of an option to purchase 69,000 shares of Adverum’s common stock and 48,000 restricted stock units pursuant to Adverum’s 2014 Equity Incentive Award Plan. One-third of the shares subject to the option and the restricted stock units vest on each anniversary of the grant date, subject to Dr. Carter’s continued service to Adverum on each such vesting date.

As a non-employee director, Dr. Carter will receive compensation in the same manner as Adverum’s other non-employee directors, including an annual equity award, as described in Adverum’s definitive proxy statement for the 2017 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 26, 2017. Additionally, Adverum and Dr. Carter will enter into an indemnification agreement in substantially the same form that Adverum has entered into with each of its existing directors. The form of such indemnification agreement was previously filed by Adverum as an exhibit to its Registration Statement on Form S-1 (File No. 333-197133) filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: September 7, 2017	By:	/s/ Leone Patterson
Leone Patterson, Chief Financial Officer